UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

[AGL Resources logo]

FOR IMMEDIATE RELEASE

Financial Community Contact:

Steve Cave

Director, Investor Relations

(404) 584-3801

Media Contact:

Nick Gold

Director, Community Relations

(404) 584-3457

AGL Resources Forms Pivotal Energy Development

To Focus on New Business Growth Initiatives

Kevin P. Madden to Lead New Subsidiary;

Dana Grams to Oversee Business Development Activities;

Eric Martinez Tapped to Head Engineering and Construction Operations

ATLANTA – August 28, 2003 – AGL Resources Inc. (NYSE: ATG) today announced it has created a new business development unit, Pivotal Energy Development, to acquire or develop assets as part of the company’s strategic growth plan.  The new business entity will report to Kevin P. Madden, executive vice president of distribution and pipeline operations for AGL Resources.

“Creating a formal business development organization puts more structure around the growth initiatives we already have underway to deepen our asset base in the Southeast and mid-Atlantic regions,” said Paula G. Rosput, chairman, president and chief executive officer of AGL Resources.  “Kevin’s strong leadership in running our multi-utility distribution business will serve as the foundation for many of the development projects we’re exploring.  Since we intend for our projects to have a regulated character to them, the integration between the existing businesses and development opportunities is essential.”

As previously announced, Dana Grams is senior vice president of business development, and will lead Pivotal’s daily business development activities and operations.  In this role, he is responsible for identifying and developing asset projects that extend AGL Resources’ current natural gas business.  The initial focus of Pivotal’s commercial activities is to improve the economics of reliability in the southeast and mid-Atlantic regions.

Eric Martinez, who was previously chief operating officer of AGL Networks, will join Pivotal as senior vice president of engineering and construction.  Martinez will be responsible for managing all phases of engineering and construction for asset development projects originated by the business unit.

“Dana and Eric bring a level of expertise to Pivotal that is invaluable,” said Madden.  “Launching a new business development function requires extensive industry knowledge and a deep understanding of how the infrastructure functions as a whole.  Both Dana and Eric know the region extremely well, and I’m looking forward to having them on the team.”

Grams was instrumental in the formation of Sequent Energy Management, AGL Resources’ asset management and optimization business, based in Houston.  As vice president of asset management at Sequent, his duties included acquiring natural gas supplies and optimizing natural gas assets in the wholesale market for AGL Resources’ three utilities.  Grams joined Sequent in 2001, after leaving Coral Energy Resources in Houston, where he was a vice president.  He has 23 years of experience in the energy industry.

Martinez was instrumental in the formation of AGL Networks, a subsidiary of AGL Resources that is focused on providing last-mile fiber optic solutions to customers in Atlanta and Phoenix.  He has been responsible for the executive oversight of the company's operations, business development, and sales and marketing activities. Prior to joining AGL Networks, Martinez held a series of progressively responsible management positions since 1990 within the company’s largest utility, Atlanta Gas Light Company.   During his tenure there, he was responsible for managing a $100+ million construction budget for Atlanta Gas Light Company and for reengineering the field operations functions.

About AGL Resources

AGL Resources Inc. is an Atlanta-based energy services holding company.  Its utility subsidiaries – Atlanta Gas Light Company, Virginia Natural Gas and Chattanooga Gas Company – serve more than 1.8 million customers in three states.  Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including the wholesale marketing and transportation of natural gas.  As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  AGL Networks, the company’s telecommunications subsidiary, owns and operates a fiber optic network in Atlanta and Phoenix.  For more information, visit www.aglresources.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 28, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer